Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-287787 on Form S-8 of our report dated March 9, 2026, relating to the financial statements of Circle Internet Group, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
New York, New York
March 9, 2026